Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Selected Consolidated Financial Data” and “Experts” and to the use of our report dated April 20, 2007, except as to Note 19B, as to which the date is May 8, 2007, in the Registration Statement (Form S-1) and related Prospectus of Targanta Therapeutics Corporation dated May 11, 2007.

Montréal, Canada	/s/ Ernst & Young LLP
May 10, 2007	Chartered Accountants